Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Date:	April 9, 2004 9:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces First Quarter Results

FITZGERALD, GA., April 9, 2004 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported asset growth continued to be good as Colony reached a milestone during the quarter with total assets surpassing $900 million. Total assets increased 15.10% to $922,908,000 on March 31, 2004 from $801,843,000 a year ago. Net loans increased 15.78% to $688,793,000 on March 31, 2004 from $594,897,000 a year ago. Total deposits increased 16.38% to $786,351,000 on March 31, 2004 from $675,671,000 a year ago. Shareholders’ equity on March 31, 2004 was $57,983,000 and equaled 6.28% of total assets.

In addition the company reported record quarterly net income of $1,925,000 for the first quarter of 2004, up 17.02% from first quarter 2003 net income of $1,645,000. On a per share split-adjusted basis, net income was $0.34, up 17.24% from first quarter 2003 net income per share of $0.29. Annualized return on assets for the quarter was 0.87% and return on equity excluding FASB 115 accounting effect was 13.61%, compared to 0.84% and 12.85% for the same year ago period, respectively. Net interest margin reflected an improvement to 3.82% for first quarter 2004 compared to 3.54% for the same year ago period.

The ratio of non-performing assets to loans and other real estate on March 31, 2004 was 1.42% as compared to 1.74% on March 31, 2003 and 1.55% on December 31, 2003. The first quarter provisions for loan losses were $980,000 compared to $649,000 for the same period in 2003. Net charge-offs for the quarter were 0.06% of average loans, up from 0.03% for the first quarter of 2003. The loan loss reserve on March 31, 2004 was 1.30% of total loans, which provided coverage of 137.13% of nonperforming loans and 91.36% of nonperforming assets, compared to 86.89% and 74.36% on March 31, 2003, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.075 per share compared to $0.0725 per share in the fourth quarter of 2003 and to the split-adjusted cash dividend of $0.06 per share in the first quarter of 2003. The increase represents an increase of 25% over the dividend payment in first quarter 2003.

Also during the quarter, Colony consummated the acquisition of Flag Bank’s Thomaston office that included the assumption of approximately $36 million in deposits and the purchase of $17 million in loans. In March, Colony announced that its wholly-owned subsidiary, Colony Bank Southeast had opened a Loan Production Office in Savannah, Georgia and that its wholly-owned subsidiary, Colony Bank Ashburn, had opened a new 4,500 square foot banking facility in the Dougherty/Lee County, Georgia market. The new facility will be the third office in the Dougherty/Lee County market.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-five offices located in the Central, South and Coastal Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Thomaston, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	03/31/04	03/31/03	03/31/04	03/31/03
Net Interest Income	$7,908	$6,467	$7,908	$6,467
Provision for Loan Losses	980	649	980	649
Non-interest Income	1,513	1,561	1,513	1,561
Non-interest Expense	5,496	4,898	5,496	4,898
Income Taxes	1,020	836	1,020	836
Net Income	1,925	1,645	1,925	1,645
Operating Income	1,925	1,645	1,925	1,645

	QUARTER ENDED		YEAR-TO-DATE
PER SHARE SUMMARY	03/31/04	03/31/03	03/31/04	03/31/03
Common Shares Outstanding**	5,738,343	5,729,227	5,738,343	5,729,227
Weighted Average Diluted Shares**	5,712,080	5,716,250	5,712,080	5,716,250
Net Income Per Weighted Average Diluted Shares**	$0.34	$0.29	$0.34	$0.29
Operating Income Per Weighted Average Diluted Shares **	$0.34	$0.29	$0.34	$0.29
Dividends Declared Per Share**	$0.075	$0.06	$0.075	$0.06

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	03/31/04	03/31/03	03/31/04	03/31/03
Net Interest Margin (a)	3.82%	3.54%	3.82%	3.54%
Return on Average Assets Based on Net Income	0.87%	0.84%	0.87%	0.84%
Return on Average Assets Based on Operating Income	0.87%	0.84%	0.87%	0.84%
Return on Average Equity Based on Net Income(b)	13.61%	12.85%	13.61%	12.85%
Return on Average Equity Based on Operating Income(b)	13.61%	12.85%	13.61%	12.85%
Efficiency (c)	57.89%	60.50%	57.89%	60.50%

	QUARTER ENDED
ENDING BALANCES	03/31/04	03/31/03
Total Assets	$922,908	$801,843
Loans Held for Sale	1,911	5,855
Loans, Net of Reserves	688,793	594,897
Allowance for Loan Losses	9,082	7,820
Intangible Assets	3,142	808
Deposits	786,351	675,671
Stockholders’ Equity	57,983	52,484
Book Value Per Share**	$10.10	$9.16
Tangible Book Value Per Share**	$9.56	$9.02
Shareholders’ Equity to Total Assets	6.28%	6.55%

(1)	Annualized.
(a)	Computed using fully taxable-equivalent net income.
(b)	Excludes FASB 115 accounting effect
(c)	Computed by dividing non-interest expense by the sum of fully taxable- equivalent net interest income and non-interest income and excluding any security gains/losses.
**	All per share data has been adjusted to reflect 5-for-4 stock split effected as a 25% stock dividend as of September 1, 2003.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	03/31/04	03/31/03	03/31/04	03/31/03
Total Assets	$881,257	$780,642	$881,257	$780,642
Loans, Net of Reserves	660,526	577,200	660,526	577,200
Deposits	744,359	664,245	744,359	664,245
Stockholders’ Equity	57,015	52,075	57,015	52,075

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	03/31/04	03/31/03	03/31/04	03/31/03
Nonperforming Loans	$6,623	$9,000	$6,623	$9,000
Nonperforming Assets	9,941	10,517	9,941	10,517
Net Loan Chg-offs (Recoveries)	414	193	414	193
Reserve for Loan Loss to Gross Loans	1.30%	1.30%	1.30%	1.30%
Reserve for Loan Loss to Non-performing Loans	137.13%	86.89%	137.13%	86.89%
Reserve for Loan Loss to Non-performing Assets	91.36%	74.36%	91.36%	74.36%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.06%	0.03%	0.06%	0.03%
Nonperforming Loans to Gross Loans	0.95%	1.49%	0.95%	1.49%
Nonperforming Assets to Total Assets	1.08%	1.31%	1.08%	1.31%
Nonperforming Assets to Loans and Other Real Estate	1.42%	1.74%	1.42%	1.74%

Quarterly Comparative Data (in thousands, except per share data)

	1Q2004	4Q2003	3Q2003	2Q2003	1Q2003
Assets	$922,908	$868,606	$831,384	$819,757	$801,843
Loans	688,793	645,661	642,969	623,356	594,897
Deposits	786,351	732,318	697,805	688,641	675,671
Equity	57,983	55,976	54,449	54,055	52,484
Net Income	1,925	1,787	1,719	1,665	1,645
Net Income Per Share*	0.34	0.31	0.30	0.29	0.29
Dividends Declared Per Share*	0.075	0.0725	0.07	0.068	0.06

*	All per share data has been adjusted to reflect 5-for-4 stock split effected as a 25% stock dividend on September 1, 2003.

Key Performance Ratios	1Q2004	4Q2003	3Q2003	2Q2003	1Q2003
Return on Assets	0.87%	0.84%	0.83%	0.83%	0.84%
Return on Equity*	13.61%	12.92%	12.75%	12.65%	12.85%
Equity/Assets	6.28%	6.45%	6.55%	6.60%	6.55%
Net Interest Margin	3.82%	3.76%	3.67%	3.62%	3.54%

*	Excludes FASB 115 Accounting Effect

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	March 31, 2004	March 31, 2003
	(unaudited)	(unaudited)
ASSETS

Cash and Balances Due from Depository Institutions	$19,428	$19,708
Interest-Bearing Deposits	9,446	16,131
Federal Funds Sold	44,544	39,283
Investment Securities
Available for Sale, at Fair Value	114,738	88,800
Held for Maturity, at Cost (Fair Value of $91 and $98, Respectively)	91	98

	114,829	88,898

Federal Home Loan Bank Stock, at Cost	3,030	3,054
Loans Held for Sale	1,911	5,855
Loans	697,909	602,767
Allowance for Loan Losses	(9,082)	(7,820)
Unearned Interest and Fees	(34)	(50)

	688,793	594,897

Premises and Equipment	20,251	17,539
Other Real Estate	3,318	1,517
Goodwill	2,392	448
Intangible Assets	750	360
Other Assets	14,216	14,153

Total Assets	$922,908	$801,843

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$66,484	$55,243
Interest-Bearing	719,867	620,428

	786,351	675,671

Borrowed Money
Subordinated Debentures	14,434	14,434
Other Borrowed Money	59,124	54,351

	73,558	68,785

Other Liabilities	5,016	4,903

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 5,738,343 and 4,583,382 Shares as of March 31, 2004 and March 31, 2003, Respectively	5,738	4,583
Paid in Capital	23,713	23,511
Retained Earnings	28,352	24,043
Restricted Stock- Unearned Compensation	(327)	(215)
Accumulated Other Comprehensive Income, Net of Taxes	507	562

	57,983	52,484

Total Liabilities and Stockholders’ Equity	$922,908	$801,843

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Three Months Ended
	03/31/04	03/31/03	03/31/04	03/31/03
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, including fees	$10,970	$10,455	$10,970	$10,455
Federal Funds Sold	84	123	84	123
Deposits with Other Banks	26	34	26	34
Investment Securities
U.S. Treasury & Federal Agencies	844	575	844	575
State, County and Municipal	86	83	86	83
Other Investments	84	117	84	117
Dividends on Other Investments	26	36	26	36
Other Interest Income	8	9	8	9

	12,128	11,432	12,128	11,432

Interest Expense
Deposits	3,432	4,279	3,432	4,279
Federal Funds Purchased	0	0	0	0
Borrowed Money	619	510	619	510
Subordinated Debentures	169	176	169	176

	4,220	4,965	4,220	4,965

Net Interest Income	7,908	6,467	7,908	6,467
Provision for Loan Losses	980	649	980	649

Net Interest Income After Provisions for Loan Losses	6,928	5,818	6,928	5,818

Noninterest Income
Service Charges on Deposits	993	856	993	856
Other Service Charges, Commissions & Fees	274	277	274	277
Security Gains, net	0	0	0	0
Other Income	246	428	246	428

	1,513	1,561	1,513	1,561

Noninterest Expense
Salaries and Employee Benefits	3,019	2,745	3,019	2,745
Occupancy and Equipment	797	762	797	762
Other Operating Expenses	1,680	1,391	1,680	1,391

	5,496	4,898	5,496	4,898

Income Before Income Taxes	2,945	2,481	2,945	2,481
Income Taxes	1,020	836	1,020	836

Net Income	$1,925	$1,645	$1,925	$1,645

Net Income Per Share of Common Stock
Basic	$0.34	$0.29	$0.34	$0.29

Diluted	$0.34	$0.29	$0.34	$0.29

Weighted Average Basic Shares Outstanding	5,695,614	5,695,000	5,695,614	5,695,000

Weighted Average Diluted Shares Outstanding	5,712,080	5,716,250	5,712,080	5,716,250

All per share data has been adjusted to reflect a 5-for-4 stock split effected as a 25% stock dividend on September 1, 2003.